UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) January 12, 2007

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1 (Exact name of Issuing Entity as specified in its charter)
MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (Exact name of Depositor as specified in its charter)
UBS REAL ESTATE SECURITIES INC. (Exact name of Sponsor as specified in its charter)
MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130373-20 (Commission File Number)	06-1204982 (IRS Employer ID Number)
1285 Avenue of the Americas New York, New York	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(212) 713-2000
No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Item 8.01.  Other Events.

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Mortgage Asset Securitization Transactions, Inc. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1 (the “Certificates”).

In connection with the issuance of the Certificates, the Company is filing herewith the consent of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to the use of their name and the incorporation by reference of their report in the prospectus supplement relating to the issuance of the Certificates.  The consent of PricewaterhouseCoopers is attached hereto as Exhibit 23.1

The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2005, are hereby incorporated by reference in (i) the registration statement, (ii) the prospectus and (iii) the prospectus supplement.  The consent of PricewaterhouseCoopers LLP to the incorporation by reference of their report on such financial statements in this Form 8-K and to being named as “Experts” in the Prospectus Supplement is attached hereto as Exhibit 23.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

23.1

Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm of Financial Security Assurance Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Sameer Tikoo__________________

Name:

Sameer Tikoo

Title:

Associate Director

By: /s/ Christopher G. Schmidt___________

Name:   Christopher G. Schmidt

Title:     Director

Dated: January 12, 2007

EXHIBIT INDEX

    Exhibit No.

Description

23.1

Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm of Financial Security Assurance Inc.